Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.12

Lease Agreement

Lessor: Hong Da Development Enterprise Co., Ltd.	(hereinafter referred to as “Party A”)

Lessee: Prologium Technology Co., Ltd.	(hereinafter referred to as “Party B”)

WHEREAS, due to its business needs, Party B intends to lease from Party A a factory building to be newly constructed by Party A on the industrial land located at Land No. 55-1, Guanyu Section, Guanyin District, Taoyuan City;

WHEREAS, Party A and Party B entered into a Letter of Intent for Lease on August 10, 2018 (Appendix 1) and negotiated the lease terms in accordance with the provisions thereof;

NOW, THEREFORE, as the Parties have reached a mutual agreement, this Lease Agreement is hereby executed, and the Parties agree to be bound by the following terms and conditions:

Article 1. Leased Property

1.	Leased Property

The “Leased Property” means the factory building constructed by Party A as the registered developer on the land owned by Party A located at Land No. 55-1, Guanyu Section, Guanyin District, Taoyuan City, which has been completed in accordance with the agreement of the Parties, has obtained a Building Ownership Certificate and an Occupancy Permit, and is mutually delivered and accepted by the Parties pursuant to this Agreement after the Parties jointly inspect and verify its condition in accordance with the Architect’s Acceptance Standards (Appendix 2) and any amendments or supplements thereto.

2.	Scope of Lease

The leased scope shall include the entire Leased Property and the land on which it is situated.

Article 2. Term of Agreement

1.	Agreement Term

This Agreement shall become effective upon execution by both Parties and shall remain in effect until the date on which Party B returns the Leased Property in accordance with this Agreement upon expiration of the Lease Term. Unless otherwise provided herein, neither Party may terminate this Agreement prior to its expiration.

2.	Lease Commencement Date

The day immediately following the completion of handover of the Leased Property by both Parties after the Occupancy Permit has been obtained shall be the Lease Commencement Date.

3.	Lease Term

The lease term shall be twenty (20) years, being two hundred forty (240) months, commencing from the Lease Commencement Date. Unless terminated by the Parties in accordance with this Agreement or otherwise agreed in writing by both Parties, the lease term shall not be shortened.

Article 3. Rent and Adjustment

1.	From the 1st Year through the 5th Year from the Lease Commencement Date

The maximum monthly rent payable by Party B shall be NT$ [***], subject to the following provisions:

(1)

If the total floor area stated in the Building Ownership Certificate is more than one percent (1%) less than 59,538.63 square meters (including 1%), Party A agrees that Party B may proportionately reduce the monthly rent of NT$[***] based on the percentage of the area deficiency.

For example, if the area deficiency is two percent (2%), the monthly rent payable by Party B shall be: [***].

(2)

If the total floor area stated in the Building Ownership Certificate exceeds, or is not less than, 59,538.63 square meters by one percent (1%) or more (excluding 1%), the monthly rent payable by Party B shall be NT$[***].

2.	From the 6th Year from the Lease Commencement Date through the Expiration of the Lease Term

The monthly rent shall be calculated by multiplying the total floor area stated in the Building Ownership Certificate (converted from square meters to ping) by the applicable base rate as set forth below.

Formula: Monthly Rent = Total Area (ping) × Base Rate

From the 6th Year through the 10th Year from the Lease Commencement Date

(1)	The base rate shall be NT$[***] per month.

(2)	From the 11th Year through the Expiration of the Lease Term

The Parties shall commence negotiations on the rental amount four (4) months prior to the expiration of the 10th year of the Lease Term. The Parties shall discuss the percentage increase or decrease of the base rate based on the average annual growth rate of the Consumer Price Index (CPI) published by the Directorate-General of Budget, Accounting and Statistics, Executive Yuan for each year during the 5th through the 9th years of the Lease Term.

Formula:

Adjusted Base Rate = NT$[***] per month × [1 + (Sum of the annual CPI growth rates from the 5th through the 9th years ÷ 5)]

The adjusted base rate shall be agreed upon in writing and set forth in a supplemental agreement to this Agreement prior to the expiration of the 10th year of the Lease Term.

3.

If the base rate for the 11th year onward calculated pursuant to the foregoing formula differs from the base rate applicable in the 10th year by three percent (3%) or more (including 3%), the Parties shall commence negotiations four (4) months prior to the expiration of the 15th year of the Lease Term and shall adjust the base rate applicable to the 16th through the 20th years correspondingly based on the same percentage increase or decrease. Such adjustment shall be agreed upon in writing and set forth in a supplemental agreement to this Agreement.

Article 4. Payment of Rent

1.	Party B shall pay rent (inclusive of taxes) to Party A on a monthly basis.

2.	Rent-Free Period

(1)

A period of two (2) months commencing from the Lease Commencement Date shall constitute a rent-free period, during which Party B shall be exempt from the obligation to pay rent. Provided, however, that if the Lease Commencement Date occurs later than January 31, 2020 due to reasons not attributable to Party B, an additional rent-free period equivalent to the period of delay shall be granted. Such delay period shall be calculated from January 31, 2020 until the date on which the Occupancy Permit is actually obtained.

(2)	Party A further agrees to grant Party B rent-free periods as provided under Article 14.3 and Article 14.5 of this Agreement.

3.

During the Lease Term, except for the rent-free periods specified in the preceding paragraph, Party A shall issue an Invoice to Party B on the first (1st) day of each month. The current business tax rate is five percent (5%). If such tax rate is increased, the applicable tax amount shall be adjusted in accordance with the relevant tax laws and regulations, and the additional tax amount resulting from such increase shall be borne by Party B.

4.	Party B shall, on or before the tenth (10th) day of each month, remit the rent for that month (inclusive of taxes) by wire transfer to the bank account designated by Party A.

5.

A copy of the passbook or other supporting documentation for the remittance account designated by Party A is attached hereto as Appendix 10. The account information set forth in Appendix 10 shall be the sole account designated for receipt of rent payments under this Agreement, and Party A shall be solely responsible for the accuracy of such account information.

Article 5. Performance Security Deposit

1.	Party B shall provide a Performance Security Deposit to Party A in accordance with the following provisions:

(1)

From the execution date of this Agreement until the tenth (10th) year after commencement of the Lease Term, the Performance Security Deposit shall at all times be maintained at NT$[***]. Party A and Party B agree that, as of the effective date of this Agreement, the good-faith deposit in the amount of NT$[***] previously paid by Party B to Party A pursuant to Appendix 1 shall be converted into and constitute part of the Performance Security Deposit. The remaining NT$[***] of the Performance Security Deposit shall be provided by Party B within five (5) days after the effective date of this Agreement by establishing with Hua Nan Commercial Bank, Ltd. three (3) time deposits, each in the amount of NT$[***] or the equivalent amount in a foreign currency. Party A shall be designated as the pledgee, and the Parties shall jointly complete the registration of the pledge. The pledged certificates of deposit shall thereafter be delivered to Party A. Party A agrees that the certificates of deposit pledged hereunder shall not be re-pledged and possession thereof shall not be transferred to any third party. Party A and Party B further agree that the aforesaid NT$[***] Performance Security Deposit shall be released in installments through early termination of the pledged time deposits with Hua Nan Commercial Bank, Ltd., and the proceeds shall be obtained by Party A in stages according to the following conditions:

(A)	First Installment: NT$[***].

Upon completion of the foundation works of the Leased Property and Party B’s confirmation, in accordance with the Architect’s Acceptance Standards (Appendix 2), that such works are satisfactory, the Parties shall request Hua Nan Commercial Bank, Ltd. to effect an early termination of the first pledged certificate of deposit.

(B)	Second Installment: NT$[***].

Upon completion of the structural steel works and floor slab works of the Leased Property and Party B’s confirmation, in accordance with the Architect’s Acceptance Standards (Appendix 2), that such works are satisfactory, the Parties shall request Hua Nan Commercial Bank, Ltd. to effect an early termination of the second pledged certificate of deposit.

(C)	Third Installment: NT$[***].

Upon the Leased Property obtaining the Occupancy Permit and Party B’s confirmation, in accordance with the Architect’s Acceptance Standards (Appendix 2), that the same is satisfactory, the Parties shall request Hua Nan Commercial Bank, Ltd. to effect an early termination of the third pledged certificate of deposit.

(D)

If any pledged time deposit is denominated in a foreign currency, and the amount paid by the bank to Party A upon release of such pledged deposit differs from NT$[***] due to exchange rate fluctuations, Party A and Party B shall reimburse or refund the difference to each other, as applicable, at the time the bank makes such payment.

(2)

From the eleventh (11th) year of the Lease Term until the termination or expiration of this Agreement, the Performance Security Deposit shall be maintained at NT$[***]. Within five (5) days after the commencement of the eleventh (11th) year of the Lease Term, Party A shall retain NT$[***] from the Performance Security Deposit described in the preceding subparagraph and return the remaining balance to Party B.

2.

The Performance Security Deposit shall serve as security for Party B’s performance of all obligations under this Agreement and for compensation for any damages suffered by Party A arising from Party B’s failure to perform this Agreement. In the event that Party B delays payment of rent, refuses to pay rent, fails to restore the Leased Property to its original condition after damaging it through willful misconduct or negligence, otherwise breaches this Agreement causing Party A to suffer losses or incur expenses, or is obligated under this Agreement to pay liquidated damages, default interest, damages, compensation, or any other fees or expenses to Party A, Party A may, upon the written agreement of both Parties or a final and binding court judgment, deduct the relevant amount directly from the Performance Security Deposit and may notify Party B to replenish the Performance Security Deposit to the amount required under Paragraph 1 of this Article.

3.

The Performance Security Deposit received by Party A may be commingled with Party A’s own assets. Upon expiration or termination of the Lease Term, after Party B has returned the Leased Property to Party A and Party A has completed its inspection and confirmed that no discrepancies exist, Party A shall refund the remaining balance of the Performance Security Deposit in cash within ten (10) days after completion of such inspection.

4.	Unless otherwise provided in this Agreement, Party B shall not be entitled to offset or apply the Performance Security Deposit against any rent or default interest.

Article 6. Construction of the Leased Property

1.

Party A shall engage an architect to plan and design, in accordance with Party B’s requirements, a newly constructed factory building as illustrated in Appendix 3, which is suitable for Party B’s registration and operation of a battery manufacturing facility. The planned building shall consist of eight (8) above-ground floors and one (1) basement level, with a total gross floor area of not less than 59,538.63 square meters (approximately 18,010 ping), and shall be intended for use as a battery manufacturing facility. The building shall satisfy Party B’s operational requirements and comply with all applicable laws and regulations. The architect shall also be responsible for supervision of the construction works. The building number, structural type, number of above-ground and underground floors, floor layouts, intended uses of each floor, building area, and other relevant particulars of the newly constructed factory building shall be subject to the information recorded in the Occupancy Permit drawings and the Building Ownership Certificate issued by the competent authority.

2.	Contracting of Construction Works

(1)

The Parties agree that the allocation of responsibilities for construction works and equipment requirements shall be as set forth in Appendix 4. Except for the construction works, facilities, or equipment which Party A is required to construct or provide under this Agreement, Party B shall be responsible for the costs of the relevant interior fit-out works, production mechanical and electrical equipment, operational production facilities, and the items designated as Party B’s responsibility in Appendix 4. If Party B requires equipment of higher specifications, Party B shall bear the associated costs; provided, however, that Party A shall cooperate by providing the necessary documents and assistance.

(2)

With respect to the facilities or equipment which Party A is required to construct or provide under Appendix 4, if Party B requires higher specifications or other requirements, the Parties may agree that Party A shall calculate an amount equivalent to the specifications set forth in Appendix 4 and provide such amount to Party B, and Party B shall undertake the contracting thereof on its own. For example, if Party A is required under Appendix 4 to provide basic electrical facilities with a capacity of 1,500 KVA, Party A may provide Party B with an amount equivalent to the installation cost of such 1,500 KVA electrical facilities, and Party B may contract for the facilities according to its own requirements, provided that Party B shall bear any additional costs resulting from higher specifications.

(3)	The construction budget for the civil and structural works portion of the Building is set forth in Appendix 11, and the related costs shall be borne by Party A.

3.	Design Changes

(1)	Prior to the Execution of this Agreement

Party A shall provide the building design drawings to Party B for confirmation prior to the execution of this Agreement. If Party B requires any design changes, the design fees arising from such design changes shall be borne by Party B. Within seven (7) days following the date on which agreement is reached regarding such design changes, Party B shall submit to Party A electronic files (DWG format) of the revised design drawings as agreed by the Parties, including the process equipment system, secondary power distribution system, process wastewater system, air-conditioning/ventilation system, fire protection system, low-voltage and surveillance system, water supply system, specialty chemical/gas system, factory partitions (including interior fit-out works), and other related systems. The architect engaged by Party A shall integrate and revise the architectural drawings accordingly and shall directly apply for and obtain the approvals required by the competent authorities for the construction project, including but not limited to the Occupancy Permit.

(2)	After the Execution of this Agreement

The Parties shall, upon notice from Party B, mutually agree on amendments to the building design drawings and related documents on or before May 31, 2019, and such amendments shall be documented in a written supplemental agreement to this Agreement. The actual design fees, approval application fees, and related construction costs arising from such design changes shall be borne by Party B. Any design changes proposed by Party B shall comply with applicable building laws and regulations and shall not affect the safety of the building, site layout, or principal structural components thereof.

4.	Construction Completion Deadline

Party A shall complete the structural construction works of the building on or before November 30, 2019.

5.	Occupancy Permit

Party A shall obtain the Occupancy Permit for the Leased Property on or before January 31, 2020, unless the Parties otherwise agree in writing to a different deadline.

6.

Where any mechanical and electrical facilities or production equipment for which Party B is responsible for procurement and contracting pursuant to Appendix 4 are included among the items required for obtaining the Occupancy Permit, Party B shall perform such works in accordance with Party A’s schedule for applying for the Occupancy Permit. If the application for the Occupancy Permit must be delayed due to delays in Party B’s mechanical and electrical facilities or production equipment works as described above, the Parties shall separately agree in writing upon a target date for obtaining the Occupancy Permit. If, due to such delay, Party A files its application for the Occupancy Permit more than two (2) months after January 31, 2020 (i.e., the application is not filed until after March 31, 2020), and such delay in applying for the Occupancy Permit is not attributable to Party A, the Parties agree that the two (2)-month rent-free period provided in the first sentence of Article 4.2.(1) of this Agreement shall not apply.

7.

After the Building Permit has been issued, if Party B requests design changes that result in an extension of the construction completion deadline, the Parties shall mutually agree to a corresponding adjustment of the target date for obtaining the Occupancy Permit, regardless of whether such design changes affect the critical path activities of the project or result in any suspension of work. If additional construction time is required as a result of such design changes, the Parties shall likewise agree to extend the construction completion deadline accordingly.

8.

To facilitate Party B’s construction schedule for the factory utility systems within the Leased Property, Party A shall, after the award of the construction contract for the Leased Property, provide Party B with the Construction Schedule and Inspection Items for the Building for Party B’s review and confirmation. Upon confirmation by both Parties, the Construction Schedule and Inspection Items for the Building shall be incorporated into this Agreement as Appendix 5 by separate written agreement. Party A shall submit the Architect’s Acceptance Standards (Appendix 2) no later than ninety (90) days after execution of this Agreement. Party A shall also provide Party B with one copy of each construction contract entered into with its contractors. Such construction contracts shall provide that Party B shall have the right to participate jointly with Party A in the inspection and acceptance of the various construction works, and that each inspection item shall be deemed accepted only upon the approval of both Party A and Party B. Notwithstanding the foregoing, Party B shall conduct inspections and acceptance in accordance with the standards specified in the relevant construction contract, the Architect’s Acceptance Standards (Appendix 2), or generally accepted construction practices. Without justifiable cause, Party B shall not refuse acceptance or delay the inspection and acceptance process. If Party B discovers any non-conformity with the applicable acceptance standards, Party A shall, upon receiving notice from Party B, require the relevant contractor to rectify or remedy such non-conformity.

9.

Regardless of the allocation of responsibilities, contracting arrangements, or construction cost allocations between the Parties, any electrical, telecommunications, water supply, wastewater, fire protection, surveillance systems, and other related equipment and facilities within the Leased Property, as well as any items related thereto described in Appendix 7 and Appendix 8, which constitute movable property owned by Party B, shall belong to Party A if, upon the return and handover of the Leased Property, such property has not been removed or dismantled by Party B. In such event, Party B shall not assert any rights under Article 431 or Article 816 of the Civil Code, or claim any compensation or return of benefits from Party A.

Article 7. Handover of the Leased Property

1.

After the Occupancy Permit for the Leased Property has been obtained, Party A shall prepare a checklist of handover items and provide Party B with the relevant documents listed in Appendix 6, and Party A together with its contractors shall conduct a pre-handover joint inspection of the building with Party B (including the completion by Party B of its independent mechanical and electrical equipment works and other related works). Following such inspection, Party B shall, within seven (7) days, issue to Party A either a “Notice to Proceed with Handover” or a “Conditional Notice to Proceed with Handover” (where defects exist in the construction works or equipment, Party B may specify the items requiring rectification and request that Party A require the contractors to remedy such defects within a prescribed period, and Party B may elect to proceed with the handover on a conditional basis prior to the full or partial completion of such remedial work), whereupon Party A and Party B shall agree on the formal handover of the Leased Property.

2.

On the handover date, both Parties shall designate representatives to attend the building site for the handover, verify each handover item individually, and take photographs of the condition of the Leased Property for record purposes. Within seven (7) days from the handover date (which period may be extended upon mutual agreement of the Parties, provided that such extension shall not exceed thirty (30) days), Party A shall prepare a “Handover Inventory” and submit it to Party B for confirmation. The handover shall be completed upon confirmation of the Handover Inventory by both Parties and the affixation of the Parties’ official and representative seals thereto. The Handover Inventory shall be incorporated into this Agreement as Appendix 7 by separate written agreement. Unless otherwise agreed by the Parties, the Handover Inventory shall serve as the basis for determining the condition in which the Leased Property is to be returned upon the expiration or termination of this Agreement.

3.

Where Party B elects to proceed with a conditional handover, Party A shall, prior to the handover date, acknowledge in writing the corrective items identified by Party B and specify the deadline for rectification. The rectification period for each item shall not exceed ten (10) days, unless otherwise agreed by the Parties. If Party A fails to acknowledge such items or refuses to undertake the required remedial work, Party B may postpone or refuse the handover. Where remedial work is carried out after handover of the Leased Property, Party A and its contractors shall comply with Party B’s factory management requirements, consult with Party B regarding the timing and method of construction, and cooperate with Party B’s supervision and direction. Upon completion of such remedial work, Party A, Party B, and the relevant contractor shall jointly inspect and confirm the corrective work, and shall prepare a Corrective Work Inspection Record, which shall be incorporated into this Agreement as Appendix 8. If Party A’s performance of the aforesaid remedial work affects Party B’s use and enjoyment of all or any part of the Leased Property, Party A shall agree to reduce the monthly rent proportionately according to the percentage of space that Party B is unable to use. The contents of the Handover Inventory and the Corrective Work Inspection Record shall constitute the Parties’ complete agreement regarding the condition of the Leased Property upon delivery. However, if there is any discrepancy or inconsistency between the Handover Inventory and the Corrective Work Inspection Record, the Corrective Work Inspection Record shall prevail. If any corrective item remains unremedied or incompletely remedied after expiration of the applicable rectification period, thereby affecting Party B’s use and enjoyment of all or any part of the Leased Property, Party A shall agree to reduce the monthly rent by an amount corresponding to two (2) times the percentage of space that Party B is unable to use, until such corrective work has been completed.

4.

Party A and Party B agree that if any defects that could not be discovered at the time of handover are subsequently found in the civil structure of the building, the steel structure, the windows, or any item to be constructed or provided by Party A pursuant to Appendix 4, such defects shall be handled as follows:

(1)

If such defect is discovered during the warranty period and is subject to the contractor’s warranty obligations under the construction contract, Party A shall, within five (5) days after receipt of Party B’s written notice, request the contractor to remedy such defect.

(2)	If such defect is not covered by the warranty under the construction contract, Party A shall, within five (5) days after receipt of Party B’s written notice, repair such defect at its own expense.

Article 8. Maintenance and Repairs

1.

Throughout the Lease Term, Party A shall be responsible for, and shall bear all costs relating to, the maintenance, upkeep, and repair of the building structure, steel structure, and windows of the Leased Property.

2.

During the term of this Agreement, if Party B requires any application for a construction permit, interior renovation permit, change of building use, fire safety equipment approval, miscellaneous permit, or any other similar permit or approval, Party B shall obtain Party A’s prior written consent. Party A shall not refuse such consent without just cause and shall assist Party B in completing the relevant application procedures. However, all related costs and responsibilities arising from such applications shall be borne by Party B, and Party B shall provide Party A with copies of the relevant approval documents for record purposes. If, due to Party B’s negligence, the required procedures are not properly completed and Party B is consequently subject to penalties or sanctions, Party B shall be solely responsible therefor.

3.

During the Lease Term, the first public safety inspection certification and filing procedures for the building forming part of the Leased Property shall be handled by Party A at its own cost and expense. Thereafter, all periodic filing procedures shall be handled by Party B at its own cost and expense, provided that Party A shall cooperate by providing the relevant documents and assistance.

4.

With respect to the elevators within the Leased Property, Party A shall be responsible for obtaining the Elevator Permit during the first year of the Lease Term and shall bear all related costs and expenses. Thereafter, Party B shall be responsible for obtaining and maintaining the Elevator Permit and shall bear all related costs and expenses, and Party A shall cooperate by providing the relevant documents and assistance. From the date of handover of the Leased Property to Party B, all costs relating to elevator maintenance, repair and safety inspections shall be borne by Party B.

5.

Party B shall be responsible for the maintenance and certification of all electrical equipment within the Leased Property and shall bear all related costs and expenses. Party B shall conduct all inspections and filings in accordance with the Regulations Governing Dedicated Electrical Technicians and the Inspection and Maintenance of Electrical Equipment.

6.

Party B shall exercise the care of a good administrator in using and maintaining the Leased Property. If, due to Party B’s willful misconduct or negligence, the Leased Property or any equipment or facilities therein is damaged, destroyed, or rendered defective, thereby causing any third party to suffer loss or damage, Party B shall be liable to such third party for all resulting damages. If Party A suffers any damage or is subject to any claim by a third party as a result thereof, Party B shall compensate Party A for such damage and litigation costs in accordance with any settlement agreement or final court judgment.

7.

With respect to the equipment identified in the Handover Inventory (Appendix 7) as having been contracted and installed by Party A, if, during the warranty period, repair becomes necessary due to defects that could not be discovered at the time of handover, natural damage, or any other cause not attributable to Party B, Party B may request that Party A require its warranty contractor to perform its warranty or maintenance obligations. Upon expiration of the warranty period, all such equipment shall thereafter be repaired or replaced at Party B’s sole responsibility and expense.

8.

If the building structure, steel structure, or windows of the Leased Property require repair due to natural disasters, geological events, natural deterioration, or any other cause not attributable to Party B, Party A shall, within three (3) days after receipt of Party B’s written repair request, notify Party B of the anticipated completion date of such repair (the “Estimated Completion Date”). Except where the Estimated Completion Date must be separately agreed upon by the Parties due to procurement of materials or other circumstances not attributable to Party A, Party A shall commence the repair work within ten (10) days after receipt of Party B’s repair request and shall provide a completion schedule, and shall not delay such repair work. If the Estimated Completion Date proposed by Party A exceeds a reasonably necessary period and is likely to adversely affect Party B’s production operations, and the Parties fail to reach agreement on the Estimated Completion Date within six (6) days after Party B’s repair request, Party B may engage a third party to perform the necessary repairs, and the related repair costs may be set off against the rent payable for the following month.

9.

Party A shall install within the Leased Property an addressable fire alarm and detection system, including but not limited to fire detectors, smoke detectors and heat detectors, and shall provide fire protection equipment that complies with applicable laws and regulations, including but not limited to fire extinguishers and fire hoses, in order to maintain the safety of the factory premises. The fire alarm and detection system and the fire protection equipment shall be provided for Party B’s use free of charge; provided, however, that Party B shall be responsible for all maintenance and upkeep thereof. During the Lease Term, Party B shall comply with all applicable fire safety laws and regulations, including the annual fire safety inspection and filing requirements, and shall bear all costs associated therewith. Party B shall provide Party A with a copy of the fire safety inspection filing report within one (1) month after completion of such filing. If Party B fails to comply with the foregoing requirements and is subject to any administrative penalty, fine or sanction imposed by the competent authority, Party B shall be solely responsible therefor.

10.

Party A leases the Leased Property to Party B in its existing condition as described in Appendices 7 and 8, and shall provide compliant fire protection equipment corresponding to the partition layout existing at the time of delivery. Where Party B independently carries out interior fit-out or decoration works, including ceilings, suspended ceiling systems, wall finishes, or similar installations, all fire detectors and related fire safety equipment shall remain exposed outside such decorative works (with the associated costs to be borne by Party B), and shall comply with all applicable fire safety regulations so as to maintain the safety of the factory building. Upon expiration or termination of the lease, Party B shall not be required to remove any partitions subsequently installed by Party B, nor shall Party B be required to restore the fire protection equipment to its original condition.

11.

Except as otherwise expressly provided in this Agreement with respect to the repair or maintenance obligations of either Party, any repair or replacement required for the Leased Property or any equipment or facilities therein shall be the responsibility of Party B.

Article 9. Insurance

1.

Party A shall procure and maintain fire insurance covering the Leased Property and shall bear the corresponding insurance premiums. Fire insurance covering inventory, business property, interior improvements, machinery and equipment, and any other persons, property, or interests associated with Party B’s operations shall be procured and maintained by Party B at its sole cost and expense.

2.

Party A and Party B agree that their respective insurers shall waive all rights of subrogation against the other Party. Accordingly, in the event of any insured loss, each Party shall seek recovery solely from its own insurer under its respective insurance policy. Neither Party nor its insurer shall assert any claim against the other Party in connection with such insured loss. Within one (1) month after obtaining the required fire insurance coverage, Party B shall provide Party A with a copy of the fire insurance certificate for record purposes. If Party B fails to comply with the foregoing requirement, Party B shall be deemed to have voluntarily assumed all liabilities and responsibilities relating to insurance indemnification arising from any fire loss.

3.

If Party B’s insurer does not agree to waive its right of subrogation, then, in the event of any insured loss, Party B’s insurer shall nevertheless have no right to seek recovery from Party A for any insurance proceeds paid to Party B. If the insurance proceeds paid by Party B’s insurer are insufficient to fully compensate Party B for its loss, Party B agrees that it shall not seek recovery of the uninsured portion from Party A.

Article 10. Sublease

1.

Without Party A’s prior written consent, Party B shall not sublease the Leased Property to any third party other than Party B’s affiliates. For purposes of this Agreement, the term “affiliate” shall have the meaning prescribed under the Company Act of the Republic of China (Taiwan). Where Party B is permitted under the foregoing provision to sublease a portion of the Leased Property to a subtenant, Party B shall expressly provide in the relevant sublease agreement that the sublease shall automatically terminate and cease to have any force or effect simultaneously upon the expiration, termination, or rescission of this Agreement.

2.

Any dispute arising between Party B and any subtenant in connection with the use of the Leased Property shall be handled solely by Party B and shall not involve Party A. If any such dispute adversely affects Party A or causes Party A to suffer any loss or damage, Party B shall be responsible for eliminating such adverse effects and shall indemnify Party A for all resulting losses and damages.

Article 11. Return of the Leased Property

1.

Upon expiration of the Lease Term or termination of this Agreement, Party B shall, within thirty (30) days from the date of such expiration or termination, restore the Leased Property to its original condition and return it to Party A in accordance with the contents of Appendix 7 and Appendix 8 of this Agreement. Notwithstanding the foregoing, Party B may return the Leased Property in its condition existing at the time of return to the extent of: (i) ordinary wear and tear resulting from normal use of the Leased Property, including peeling paint, floor wear or normal depreciation of fixtures, equipment or other property; (ii) deterioration of the building or property caused by natural factors, including salt corrosion, weathering or moisture damage; (iii) exceptions approved in writing by the Parties or expressly recorded in Appendix 7 or Appendix 8; or (iv) matters for which Party B has requested repairs from Party A pursuant to this Agreement but Party A has failed to perform such repairs or has performed them incompletely. Except as otherwise expressly provided in this Agreement, Party B shall not refuse or fail to perform its obligations on any grounds and shall not claim from Party A any relocation expenses or other costs, nor claim reimbursement of any value, restitution of any benefit, or any other right, including, without limitation, any rights under Article 431, Paragraph 1 or Article 816 of the Civil Code.

2.

If Party B fails to restore the Leased Property as required within the period specified in the preceding paragraph, or continues to occupy or use the Leased Property after such period without returning possession thereof, Party B shall, in addition to paying a use and occupancy fee for the period of unauthorized possession calculated on a daily basis at the daily rental rate (determined by dividing the monthly rent for the immediately preceding month by thirty (30) days), also pay liquidated damages in an amount equal to one hundred percent (100%) of such use and occupancy fee. Such payments shall continue until Party B has restored the Leased Property to its original condition and returned possession thereof to Party A. Party A may deduct the foregoing amounts from the Performance Security Deposit.

3.

Party B’s obligation to restore the Leased Property to its original condition shall be determined based on the contents of Appendix 7 and Appendix 8 of this Agreement. If the original materials are no longer manufactured or cannot reasonably be obtained, materials of equivalent quality may be substituted.

4.

Any additions, installations, or improvements made by Party B at its own expense shall be maintained and repaired at Party B’s sole cost. Upon expiration or termination of this Agreement, Party B shall restore the Leased Property to its original condition. If Party B fails to do so after receiving a formal demand from Party A within a reasonable period, such items shall be deemed abandoned property. To the extent that any such items have become integral components of the real property through accession under applicable law, Party B agrees not to claim reimbursement from Party A for the value thereof or any benefits derived therefrom.

5.

All waste disposal costs and any other expenses incurred in connection with restoration of the Leased Property to its original condition and return thereof shall be borne by Party B. If Party A undertakes such work on behalf of Party B, Party A may deduct the related costs and expenses from the Performance Security Deposit, and Party B shall not be entitled to claim any damages or compensation in relation thereto.

Article 12. Default Interest

If Party B fails to pay any rent within the period specified under this Agreement, Party A shall be entitled to charge default interest based on the number of days overdue at the rate of 0.015% per day of the overdue rental amount.

Article 13. Purchase and Renewal

1.

Party A shall ensure that Party B is able to fully use and enjoy the Leased Property throughout the Lease Term. The Parties may, at any time, discuss the possibility of a sale and purchase of the Leased Property and the land on which it is situated. If Party A or the owner of the Leased Property intends to sell all or any part of the Leased Property and/or the land on which it is situated, Party A agrees to grant Party B a right of first refusal to purchase the Leased Property and/or such land at a price more favorable than the prevailing market price. Party A shall negotiate with Party B on a priority basis before negotiating with any other prospective purchaser.

2.

If Party B wishes to continue leasing the Leased Property after expiration of the Lease Term, Party B shall have a right of first lease renewal and shall submit a written application to Party A requesting renewal. Upon evaluating and approving the following matters, Party A shall negotiate renewal terms with Party B on a priority basis, and the specific renewal conditions shall be separately agreed by the Parties:

(1)	Party B’s performance under this Agreement, including its payment of rent and related charges, and its maintenance, management, and use of the Leased Property.

(2)	Whether Party B has violated any applicable laws or regulations and, if so, the manner in which such violations were addressed.

(3)	Whether any event of default has occurred and, if so, the status of any corrective actions taken.

(4)	Any other considerations relating to the Leased Property.

3.

Where Party B applies for renewal pursuant to the preceding paragraph, Party B shall notify Party A in writing of its intention to exercise its priority right to negotiate a renewal lease no later than twelve (12) months prior to expiration of the Lease Term. The renewal lease term shall, in principle, be ten (10) years, subject to the provisions of the new lease agreement. Any adjustment to the rent during the renewal lease term shall be determined in accordance with the method set forth in Article 3.2.(3) of this Agreement. The Performance Security Deposit shall be handled in accordance with Article 5.1.(2) of this Agreement. If the Parties fail to negotiate and execute a new lease agreement at least one (1) month prior to expiration of the Lease Term, Party B shall lose its right of first lease renewal. Upon expiration of the Lease Term, the lease relationship shall automatically terminate, and Party B shall immediately and unconditionally vacate the Leased Property, including completion of any required changes or cancellations of business registrations, factory registrations, and other relevant registrations. Unless otherwise agreed by the Parties, Party B shall return the Leased Property to Party A in accordance with the provisions of this Agreement. The Parties further agree that Article 451 of the Civil Code regarding leases for an indefinite term shall not apply.

Article 14. Termination of the Agreement

1.

If any of the following circumstances occurs during the term of this Agreement, Party A may terminate this Agreement and confiscate the Performance Security Deposit, or claim liquidated damages in an amount equal to the Performance Security Deposit:

(1)

The aggregate amount of rent overdue by Party B reaches an amount equivalent to three (3) months’ rent, and Party B fails to make payment after being notified by Party A to cure such default within a specified period.

(2)	Party B fails to provide the Performance Security Deposit within the time period prescribed under this Agreement and, after receiving a written demand from Party A, still fails to do so.

2.

If any of the following circumstances occurs during the term of this Agreement, Party A may immediately terminate this Agreement and confiscate the Performance Security Deposit. Beginning on the day following termination, Party B shall cease all use of the Leased Property and return the Leased Property to Party A. Party B shall not be entitled to demand any compensation or damages. If Party A suffers any loss or damage as a result thereof, Party B shall be liable for such damages.

(1)

Party B has filed with the competent authority for suspension of business operations for a period exceeding six (6) months, or Party B becomes subject to bankruptcy, dissolution, or reorganization proceedings, whether initiated by itself or by a third party, and the court has issued a ruling approving such proceedings.

(2)

Party B engages in any illegal use of the Leased Property or stores explosive materials, hazardous substances, or prohibited items therein, where such storage is not required for Party B’s business operations and poses a potential risk to public safety, and Party B fails to remedy such situation within the period specified by Party A.

(3)

Party B violates Article 10 of this Agreement by subleasing all or part of the Leased Property without authorization or permitting another person to take over the operation or use of the Leased Property.

(4)

Any other material violation of applicable laws, regulations, or the provisions of this Agreement occurs, and Party B fails to remedy such violation within the period specified in Party A’s written notice.

3.

If any of the following events occurs during the term of this Agreement, either Party may terminate this Agreement by written notice. Party A shall, after deducting any fees, expenses, or other amounts payable by Party B under this Agreement, return the remaining balance of the Performance Security Deposit to Party B without interest within ten (10) days after Party B has returned the Leased Property. Party B shall return the Leased Property to Party A in accordance with this Agreement and shall not be entitled to claim any compensation or damages.

(1)

Where Party A is required by law or regulation to recover possession of the Leased Property, thereby rendering Party B unable to use the Leased Property, Party A shall grant Party B a rent-free relocation period of not less than three (3) months.

(2)

Where the government, due to the need for a public project, expropriation, or a legally required change in the use of the Leased Property or the land on which it is situated, causes Party B to be unable to use the Leased Property, Party A shall grant Party B a rent-free relocation period of not less than three (3) months.

(3)

Where Party A is required to recover possession of the Leased Property due to the implementation of a national policy or urban planning measure by the government, Party A shall grant Party B a rent-free relocation period of not less than three (3) months.

(4)

Where the Leased Property is severely damaged due to natural disasters, emergencies, or other force majeure events (including, without limitation, typhoons, fire, flooding, earthquakes, or similar events), thereby affecting Party B’s production line operations, Party A agrees that Party B shall be exempt from the obligation to pay rent from the date of occurrence of such event until Party B has completed relocation of all personnel, equipment, and operations.

4.

If any of the following events occurs during the term of this Agreement, Party B may terminate this Agreement. Upon receipt of Party B’s notice of termination, Party A shall, within ten (10) days, return the Performance Security Deposit to Party B without interest and pay Party B liquidated damages in an amount equal to the Performance Security Deposit. Party B shall thereafter have no right to claim any further damages, compensation, or other remedies against Party A.

(1)

Party A fails to obtain the Occupancy Permit for the Leased Property by the deadline specified in Article 6.5, and, after receipt of Party B’s written notice, Party A is still unable to reach a written agreement with Party B on an alternative deadline.

(2)

Party A breaches its obligation to pay contract sums under any construction contract or breaches any of its other contractual obligations thereunder, resulting in the progress of the structural construction works falling behind the scheduled progress by twenty percent (20%) or more, making it manifestly impossible for such works to be completed by the completion deadline specified in Article 6.4. This Subparagraph shall not apply where such delay results from design changes requested by Party B pursuant to Article 6.3 of this Agreement.

5.

If any of the following events occurs during the term of this Agreement, Party B may terminate this Agreement. Upon receipt of Party B’s notice of termination, Party A shall, within ten (10) days, return the Performance Security Deposit to Party B without interest and pay Party B liquidated damages in an amount equal to the Performance Security Deposit. If Party B suffers any loss or damage as a result of being required to vacate all or part of the Leased Property, Party A shall further be liable for such damages. In addition, Party A shall, or shall procure that any relevant third party shall, grant Party B a rent-free relocation period of not less than three (3) months.

(1)

The Leased Property or the land on which it is situated is sold through a judicial auction and the court extinguishes the leasehold rights arising under this Agreement, thereby causing Party B to be unable to use all of the Leased Property, or to use only a portion thereof such that Party B can no longer achieve the purpose for which it leased the Leased Property.

(2)	Party A breaches the covenant that a transfer of ownership shall not affect the validity of this lease, thereby causing Party B to lose the use of all or part of the Leased Property.

(3)

The Leased Property contains radioactive reinforcing steel, asbestos, untreated sea sand, or other materials that endanger structural safety or human health, or contains any other similar substance, or suffers from any other major defect that cannot be remedied through repair and prevents the Leased Property from performing its intended function.

(4)	Any other material violation of applicable laws, regulations, or this Agreement occurs, and Party A fails to remedy such violation within the cure period specified in Party B’s written notice.

6.

Beginning from the eleventh (11th) year after the Commencement Date, Party B may terminate this Agreement by giving Party A not less than six (6) months’ prior written notice. However, after returning the Leased Property, Party B shall not be entitled to request the return of the Performance Security Deposit.

7.

Where any circumstance described in Paragraphs 3 or 4 of this Article requiring Party A to return the Performance Security Deposit arises while the Performance Security Deposit is maintained in the form of a pledged time deposit with a bank, Party A shall return the pledged time deposit certificate to Party B and deliver to the relevant bank a notice of termination of pledge, and shall complete all necessary procedures to enable Party B to recover the pledged asset.

Article 15. Taxes and Expenses

1.

During the Lease Term, the Land Value Tax and House Tax levied on the Leased Property shall be borne by Party A. All other taxes, charges, assessments, fees, and expenses arising from or relating to the Leased Property shall be borne by Party B.

2.

The taxes, charges, fees, costs, and expenses to be borne by Party B shall include, without limitation, management fees, water charges, electricity charges, gas charges, telephone charges, internet service charges, cleaning fees, air pollution control fees, and all costs associated with the operation, maintenance, repair, replacement, and restoration of water supply systems, electrical and lighting systems, air-conditioning systems, elevators, escalators, emergency generators, and high-voltage and low-voltage electrical equipment, including related material and labor costs. Such expenses shall further include all application fees, equipment maintenance costs, and all costs relating to the periodic inspection, certification, filing, maintenance, repair, and remediation of building public safety facilities and fire safety equipment, including the cost of recharging fire extinguishers.

3.

Each Party shall pay the taxes and expenses for which it is responsible within the deadlines prescribed by the relevant authorities. Any late payment surcharge, penalty, liquidated damages, interest, or other charges arising from delayed payment shall be borne and paid in full by the Party responsible for such payment. If a Party’s failure to make timely payment results in the other Party being subject to collection actions, demands for payment, penalties, or sanctions imposed by a competent authority, the affected Party shall be entitled to seek indemnification from the Party responsible for such payment.

Article 16. Documents and Notices

1.

The contents agreed upon by the Parties shall be governed exclusively by this Agreement and any supplemental agreement hereto. Except for this Agreement, any supplemental agreement attached hereto, and any document executed pursuant to the provisions of this Agreement, no other document, correspondence, representation, statement, oral communication, or other matter shall be binding upon either Party. No amendment, modification, or supplement to this Agreement shall be valid or effective unless agreed upon by the Parties and duly executed in writing.

2.

Any inquiry, consultation, communication, request, demand, or notice made by either Party pursuant to this Agreement shall be made in writing and sent by registered mail to the address specified in this Agreement, and shall become effective upon delivery to the other Party. If either Party changes its address, such Party shall promptly notify the other Party in writing. If a Party fails to provide such notice and a mailing is returned due to inability of the postal service to complete delivery, the date of the first delivery attempt by the postal service shall be deemed the date of service.

Article 17. Miscellaneous Provisions

1.	Upon issuance of the Building Ownership Certificate by the competent authority, the Parties shall attach a copy thereof to this Agreement as Appendix 9 by written amendment.

2.	Sale Shall Not Affect the Lease

Party A shall ensure that during the Lease Term, if Party A or the owner of the Leased Property and its permitted use area (including both the building and the land) transfers, assigns, conveys, or otherwise disposes of all or any part of the ownership of the building constituting the Leased Property and/or the land on which it is situated to any third party, or abandons all or any portion of such ownership, this Agreement shall remain valid and binding upon such third party. The foregoing shall likewise apply where ownership of all or any part of the building constituting the Leased Property and/or the land on which it is situated is transferred as a result of compulsory execution or judicial enforcement proceedings initiated by a third party. Party A further guarantees that any dispute concerning payment of rent arising in connection with such transfer shall be resolved solely between Party A and the third party involved in the dispute.

Article 18. Confidentiality

Both Parties shall keep confidential the contents of this Agreement and any information of the other Party obtained in connection with the performance of this Agreement. The same confidentiality obligation shall apply to the legal representatives, directors, supervisors, officers, employees, agents, external advisors, and auxiliary performers of Party A and Party B. Party A and Party B shall each be jointly and severally liable for the compliance by the foregoing persons with such confidentiality obligations.

Article 19. Dispute Resolution

1.

Any dispute arising out of or relating to the matters set forth in this Agreement or the performance hereof shall first be resolved through good-faith negotiations between the Parties in accordance with the principle of good faith.

2.

Any dispute arising out of or in connection with this Agreement or the performance thereof shall be subject to the exclusive jurisdiction of the Taiwan Taoyuan District Court as the court of first instance. The Parties further agree that the laws of the Republic of China (Taiwan) shall govern this Agreement.

Article 20. Notarization

1.

Within the period specified by Party A, Party B shall cooperate with Party A in appearing before the notary designated by Party A to complete the notarization of this Agreement. The Parties agree that the notarized deed shall expressly state that:

If Party B fails to pay rent, default interest, liquidated damages, or return the Leased Property in accordance with this Agreement, Party B shall be subject to compulsory enforcement without further proceedings.

Likewise, if Party A fails to return the Performance Security Deposit in accordance with this Agreement, Party A shall also be subject to compulsory enforcement without further proceedings.

2.

The Parties agree that, after the Occupancy Permit for the Leased Property has been obtained and the registration of ownership of the building has been completed, they shall execute a supplemental agreement and attach the relevant documents to this Agreement as appendices. The Parties further agree to complete notarization of such supplemental agreement before the notary designated by Party A.

3.	The notarization fees shall be borne equally by Party A and Party B.

List of Appendices

Appendix 1:	Letter of Intent to Lease

Appendix 2:	Architect’s Inspection and Acceptance Standards (to be added upon issuance by Architect Chang Hsiao-Yu)

Appendix 3:	Building Construction Drawings and Specifications

Appendix 4:	Allocation of Responsibilities for Equipment Requirements

Appendix 5:	Building Construction Schedule and Inspection Items

Appendix 6:	List of Documents Required for Handover

Appendix 7:	Handover Inventory List (to be added upon completion of handover by Party A and Party B)

Appendix 8:	Inspection Record for Corrective Items (to be added after completion of corrective works and confirmation of the existing condition by Party A and Party B)

Appendix 9:	Copy of Building Ownership Certificate

Appendix 10:	Designated Remittance Account of Party A

Appendix 11:	Construction Budget Schedule for the New Factory Building Project on Land Parcel No. 55-1, Guanyu Section, Guanyin District, Taoyuan City (Civil and Structural Works Portion)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Party A (Lessor)

Hong Da Development Enterprise Co., Ltd. (Uniform Business Number: 54929378)

Representative: Chan Hung-Cheng

Address: No. 98, Ren’ai 2nd Rd., Linkou Dist., New Taipei City 244, Taiwan (R.O.C.)

/s/ Chan Hung-Cheng

Party B (Lessee)

Prologium Technology Co., Ltd. (Uniform Business Number: 28224797 )

Representative: Yang Szu-Nan

Address: No. 6-1, Ziqiang 7th Rd., Zhongli Dist., Taoyuan City 320, Taiwan (R.O.C.)

/s/ Yang Szu-Nan

Date: October 30, 2018